Exhibit 19(b)


                                BANKBOSTON, N.A.
                                 CODE OF ETHICS
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       While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, BankBoston, N.A. (the "Adviser") recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for Boston 1784 Funds (the "Trust") which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Trust, in a position where their personal interest may conflict with that of the Trust. References herein to the Trust shall also be applied MUTATIS MUTANDIS to any other registered investment company to which the Adviser may act as the investment adviser.

       In view of the foregoing and of the provisions of Rule 17j-l(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.


I.     STATEMENT OF GENERAL PRINCIPLES.

       In recognition of the trust and confidence placed in the Adviser by the Trust and its shareholders, and to give effect to the Adviser's belief that its operations should be directed to the benefit of the Trust's shareholders, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers and directors:

       (1) The interests of the Trust's shareholders are paramount, and all of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

       (2) All personal transactions in securities by the Adviser's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Trust and its shareholders.

       (3) All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from

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               his or her position with respect to the Trust, or that otherwise bring into question the person's independence or judgment.


II.    DEFINITIONS.

       (1) "Access Person" shall mean any director, officer, or Advisory Person of the Adviser who, with respect to the Trust, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made by the Adviser with respect to the purchase or sale of a security by the Trust, or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to the Trust.

       (2) "Advisory Person" shall mean (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

       (3) "Beneficial ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract,

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              arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

       (4)    "Control"  shall have the same meaning as that set forth in
              Section  2(a)(9) of the 1940 Act.

       (5) "Investment Personnel" means all Access Persons who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to the Trust or any separately-managed series thereof (a "Fund"), and all Access Persons who provide information or advice to any portfolio manager (or committee), or who execute or help execute any portfolio manager's (or committee's) decisions.

       (6) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

       (7)    "Security" shall have the same meaning as that set forth in
              Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, interests with respect to market indexes, or the stock or obligations (or options or other interests with respect to such stock or obligations) of BankBoston Corporation or its subsidiaries. Notwithstanding the foregoing, the stock and obligations (and options and other interests with respect to such stock and obligations) of BankBoston Corporation and its subsidiaries shall be deemed securities for purposes of the reports required by Section VI(2) and VI(4).

       (8) A "security held or to be acquired" by the Trust (or any Fund) means any security which, within the most recent fifteen days, (i) is or has been held by the Trust, or (ii) is

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              being or has been considered by the Adviser for purchase by the
              Trust.

       (9) A security is "being purchased or sold" by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.


III.   PROHIBITED PURCHASES AND SALES OF SECURITIES.

       (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by any Fund:

           (A) employ any device, scheme or artifice to defraud such Fund;

           (B) make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

           (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

           (D) engage in any manipulative practice with respect to Fund.

       (2) Subject to Section IV(2) of this Code, no Access Person shall purchase or sell, directly or indirectly, any security in which he had or by reason of such transaction acquires any beneficial ownership, within 24 hours (7 days, in the case of any portfolio manager to the Fund in question) before or after the time that the same (or a related) security is being purchased or sold by any Fund.

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       (3)    No Investment Personnel may acquire securities as part of an initial public offering by the issuer of such class of securities.

       (4) Subject to Section IV(2) of this Code, no Investment Personnel shall sell a security within 60 days of acquiring beneficial ownership of that (or a related) security, or purchase a security within 60 days of selling that (or a related) security, unless, in the case of a sale, such sale has been specifically approved by the Adviser's designated Review Officer and results in a loss (after taking all corporate actions into account).

       (5) No Access Person may make an uncovered short sale of any security if that (or a related) security is held by any Fund.


IV.    PRE-CLEARANCE OF TRANSACTIONS.

       (1) Except as provided in Section IV(2), each Access Person shall pre-clear each proposed transaction in securities with the Adviser's designated Review Officer prior to proceeding with the transaction. No transaction in securities may be effected without the prior written approval of the Review Officer and, in the case of a proposed acquisition of securities by Investment Personnel in a private placement, the Chief Investment Officer. In determining whether to grant such clearance, the Review Officer and, if applicable, the Chief Investment Officer shall consider whether the proposed transaction appears, upon reasonable inquiry and investigation, to present no reasonable likelihood of harm to the Trust and is otherwise in accordance with Rule 17j-1 and the Report of the Advisory Group on Personal Investing (Investment Company Institute, May 9, 1994). Approvals shall be

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              effective until the end of the following business day, or such shorter or longer period as the approval shall specify.

(2)    The requirements of Section IV(1) shall not apply to the following transactions:

        (A) Purchases or sales over which the Access Person has no direct or indirect influence or control.

        (B) Purchases or sales which are non-volitional on the part of either the Access Person or any Fund, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

        (C) Purchases which are part of an automatic dividend reinvestment plan.

        (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

V.     ADDITIONAL RESTRICTIONS AND REQUIREMENTS

(1) No Access Person shall accept or receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser or the Trust.

(2) No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company (other than BankBoston Corporation) unless such position has been presented to and approved by the Adviser and by the Trust's Board of Trustees as consistent with the interests of the Trust and its shareholders.

(3) Any Investment Personnel who have acquired securities in a private placement shall disclose that investment when they play a part in any Fund's subsequent consideration of an

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       investment in the issuer, and the Fund's decision to purchase securities of such an issuer shall be subject to an independent review of Investment Personnel with no personal interest in the issuer.

(4)    Any Access Person who realizes profits on transactions in violation of
       Section III(4) of this Code shall disgorge such profits to the Trust.

VI.    REPORTING OBLIGATIONS

(1) The Adviser shall create and thereafter maintain a list of all Investment Personnel and other Access Persons.

(2) Each Access Person shall report on a quarterly basis all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(3) Each Access Person must direct each brokerage firm or bank at which such person maintains a securities account to promptly send duplicate copies of such person's statement to the Adviser.

(4) Each Access Person must provide to the Review Officer a complete listing of all securities owned by such person as of the date he or she first became an Access Person, and thereafter must submit a revised list of such holdings to the Review Officer as of January 1 of each subsequent year. The initial listing must be submitted within 20 days of the date upon which such person first became an Access Person, and each update thereafter must be provided no later than 20 days after the start of the subsequent year.


VII.   REPORTS

(1) Quarterly reports shall be filed with the Review Officer. The Review Officer shall submit confidential quarterly reports with

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       respect to his or her own personal securities transactions to an officer designated to receive his or her reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for the Review Officer.

(2) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

(3) Every Access Person shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him.

(4) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (A) The date of the transaction, the title and the number of shares or the principal amount of each security involved;

         (B) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (C)    The price at which the transaction was effected;

         (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

         (E) The date the report was signed.

(5) In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated

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VIII.    REVIEW AND ENFORCEMENT.

(1) The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Trust and a list of securities being considered for purchase or sale by the Adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

(2) If the Review Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the Chief Investment Officer of the Adviser, who shall make an independent determination as to whether a violation has occurred.

(3) If the Chief Investment Officer finds that a violation has occurred, the Chief Investment Officer shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

(4) No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the Chief Investment Officer is under consideration, the Executive Director, Global Treasury and Investment Services, shall act in all respects in the manner prescribed herein for the Chief Investment Officer.


IX.    RECORDS.

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       The Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

       (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

       (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

       (3) A copy of each report made by an officer or trustee pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

       (4) A list of all Persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.


X.     MISCELLANEOUS

(1) All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential.

(2) The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

(3) The Chief Investment Officer of the Adviser shall report to the Adviser and to the Board of Trustees of the Trust at least annually as to the operation of this Code and shall address in

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      any such report the need (if any) for further changes or modifications to this Code.



Adopted this 6th day of July, 1995.
Amended this 4th day of March, 1998.


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